Exhibit 1.1

EXECUTION VERSION

CUSTOMERS BANCORP, INC.

$55,000,000

6.375% Senior Notes due 2018

UNDERWRITING AGREEMENT

July 24, 2013

JANNEY MONTGOMERY SCOTT LLC

as Representative of the several Underwriters (as defined below)

c/o Janney Montgomery Scott LLC

1717 Arch Street

Philadelphia, Pennsylvania 19103

Dear Sirs:

Customers Bancorp, Inc., a Pennsylvania corporation (the “Company”), and Customers Bank, the Company’s wholly owned banking subsidiary (the “Bank”), confirm their agreement with each of the Underwriters listed on Schedule I hereto (collectively, the “Underwriters”), for whom Janney Montgomery Scott LLC is acting as representative (in such capacity, the “Representative”), with respect to (i) the sale by the Company of $55,000,000 aggregate principal amount of its 6.375% Senior Notes due 2018 (the “Initial Notes”), of the Company, and the purchase by the Underwriters, acting severally and not jointly, of the respective principal amount of Notes set forth opposite the names of the Underwriters in Schedule I hereto, and (ii) the grant of the option pursuant to Section 1(b) below to purchase up to an additional $8,250,000 aggregate principal amount of 6.375% Senior Notes Due 2018 to cover over-allotments (the “Option Notes”), if any, from the Company to the Underwriters, acting severally and not jointly, in the respective principal amount of Notes set forth opposite the names of each of the Underwriters listed in Schedule I hereto. The Initial Notes to be purchased by the Underwriters and all or any part of the Option Notes are collectively called the “Notes.” The Notes will be issued pursuant to an Indenture and a supplemental indenture (the “Supplemental Indenture”), each to be dated as of July 30, 2013 (collectively, the “Indenture”), between the Company and Wilmington Trust, National Association, as trustee (the “Trustee”).

The Company understands that the Underwriters propose to make a public offering of the Notes as soon as the Underwriters deem advisable after this Underwriting Agreement (the “Agreement”) has been executed and delivered.

The Company has filed with the Securities and Exchange Commission (the “Commission”), a registration statement on Form S-3 (No. 333-188040) including a prospectus, for the registration of the Notes under the Securities Act of 1933 and the rules and regulations thereunder (collectively, the “Securities Act”), and upon the execution and delivery of the Indenture by the Company and the Trustee and the filing of the related Statement of Eligibility and Qualification on Form T-1 (the “Form T-1”) with the Commission, the Indenture will be duly qualified under the Trust Indenture Act of 1939, as amended, and the rules and regulations thereunder (collectively, the “Trust Indenture Act”). The Company has prepared and filed such amendments to the registration statement and such amendments or supplements to the related prospectus as may have been required to the date hereof, and will file such additional amendments or supplements as may hereafter be required. The registration statement has been declared effective under the Securities Act by the Commission. The registration statement, as amended at the time it was declared effective by the Commission (and, if the Company files a post-effective amendment to such registration statement that becomes effective prior to the Closing Time (as defined below), such registration statement as so amended) and including all information deemed to be a part of the registration statement pursuant to incorporation by reference, Rule 430B of the Securities Act or otherwise, is hereinafter called the “Registration Statement.” Any registration statement filed pursuant to Rule 462(b) of the Securities Act is hereinafter called the “Rule 462(b) Registration Statement,” and after such filing the term “Registration Statement” shall include the 462(b) Registration Statement. The term “Base Prospectus” means the prospectus dated April 30, 2013 included in the Registration Statement, including all information incorporated by reference therein. The term “Prospectus” means the final prospectus supplement specifically relating to the Notes in the form first filed with the Commission pursuant to Rule 424 under the Securities Act, including all information incorporated by reference therein, together with the Base Prospectus. The term “Preliminary Prospectus” means the preliminary form of the Prospectus in the form filed with the Commission on July 22, 2013 pursuant to Rule 424 of the Securities Act. The Commission has not issued any order preventing or suspending the use of any Preliminary Prospectus.

The term “Time of Sale Information” means (i) the Preliminary Prospectus, as most recently amended or supplemented immediately prior to the Initial Sale Time (as defined below), (ii) the Issuer Free Writing Prospectuses (as defined below) (other than the Pricing Supplement (as defined below)), if any, identified in Schedule III hereto, (iii) any other Free Writing Prospectus (as defined below) listed on Schedule III hereto that the parties hereto shall hereafter expressly agree to treat as part of the Time of Sale Information, and (iv) the pricing and other information set forth on Schedule II hereto (the “Pricing Supplement”).

The term “Issuer Free Writing Prospectus” means any issuer free writing prospectus, as defined in Rule 433 of the Securities Act, including the Pricing Supplement (unless otherwise noted). The term “Free Writing Prospectus” means any free writing prospectus, as defined in Rule 405 of the Securities Act.

The term “Incorporated Documents” means the documents incorporated by reference in the Registration Statement, any Preliminary Prospectus or the Prospectus.

The Company and the Underwriters agree as follows:

1.	Sale and Purchase:

(a) Initial Notes. Upon the basis of the representations and warranties, covenants and other terms and conditions herein set forth, at the purchase price of 96.125% of the aggregate principal amount thereof, the Company agrees to sell to the Underwriters the Initial Notes, and each Underwriter agrees, severally and not jointly, to purchase from the Company the amount of Initial Notes set forth in Schedule I opposite such Underwriter’s name, plus any additional amount of Initial Notes which such Underwriter may become obligated to purchase pursuant to the provisions of Section 8 hereof;

(b) Option Notes. In addition, upon the basis of the representations and warranties, covenants and other terms and conditions herein set forth, at the purchase price for the Notes set forth in paragraph (a) above, the Company hereby grants an option to the Underwriters, acting severally and not jointly, to purchase from the Company, all or any part of the Option Notes, plus any additional amount of Initial Notes which such Underwriter may become obligated to purchase pursuant to the provisions of Section 8 hereof. The option hereby granted will expire 30 days after the date hereof and may be exercised in whole or in part from time to time within such 30-day period only for the purpose of covering over-allotments, which may be made in connection with the offering and distribution of the Initial Notes upon notice by the Representative to the Company setting forth the amount of Option Notes as to which the several Underwriters are then exercising the option and the time and date of payment and delivery for such Option Notes. Any such time and date of delivery (an “Option Closing Time”) shall be determined by the Representative, but shall not be later than three full business days (or earlier, without the consent of the Company, than two full business days) after the exercise of such option, nor in any event prior to the Closing Time, as defined below, unless otherwise agreed upon between the Company and the Representative. If the option is exercised as to all or any portion of the Option Notes, the Company will sell that amount of Option Notes then being purchased and each of the Underwriters, acting severally and not jointly, will purchase that amount of Notes equal to the proportion that the total amount of Option Notes then being purchased which the amount of Initial Notes set forth in Schedule I opposite the name of such Underwriter bears to the total amount of Initial Notes.

2.	Payment and Delivery:

(a) Initial Notes. Payment for the Initial Notes shall be made by wire transfer of immediately available funds to the account(s) specified by the Company to the Representative against delivery to the nominee of The Depository Trust Company (“DTC”), for the account of each Underwriter, of one or more global notes representing the Notes (collectively, the “Global Notes”) with any transfer or other taxes payable in connection with the sale of the Initial Notes duly paid by the Company. The Company will cause the Global Notes to be made available for checking at least twenty-four hours prior to the Closing Time (defined below) with respect thereto. The time and date of such delivery and payment shall be 9:30 A.M., Eastern time, on the third (fourth, if the determination of the purchase price of the Initial Notes occurs after 4:30 P.M., Eastern time) business day after the date hereof (unless another time and date shall be agreed to in writing by the Representative and the Company). The time and date at which such delivery and payment are actually made is hereinafter called the “Closing Time.”

(b) Option Notes. Payment for any Option Notes shall be made by wire transfer of immediately available funds to the account(s) specified by the Company to the Representative against delivery to the nominee of DTC for the account of each Underwriter, of one or more Global Notes, with any transfer or other taxes payable in connection with the sale of any Option Notes duly paid by the Company. The Company will cause the Global Notes to be made available for checking at least twenty-four hours prior to the Option Closing Time. The time and date of such delivery and payment shall be 9:30 A.M., Eastern time, on the date specified by the Representative in the notice given by the Representative to the Company of the Underwriters’ election to purchase such Option Notes or on such other time and date as the Company and the Representative may agree upon in writing.

3.	Representations and Warranties of the Company and the Bank:

The Company and the Bank, represent and warrant to the Underwriters as of the date hereof, the Initial Sale Time (as defined below), as of the Closing Time and as of each Option Closing Time (if any), and agree with each Underwriter, that:

(a) the Company satisfies all requirements for the use of Form S-3 under the Securities Act set forth in the General Instructions to Form S-3 for the transactions contemplated by the Registration Statement. The Company is not, and at the time of filing of the Registration Statement was not, an “ineligible issuer” as defined in Rule 405 under the Securities Act. Each of the Registration Statement, any Rule 462(b) Registration Statement and any post-effective amendment thereto has become effective under the Securities Act and no stop order suspending the effectiveness of the Registration Statement, any Rule 462(b) Registration Statement or any post-effective amendment thereto has been issued under the Securities Act, no order preventing or suspending the use of any Preliminary Prospectus, the Prospectus or any Issuer Free Writing Prospectus has been issued by the Commission and no proceedings for any such purpose have been instituted or are pending or, to the knowledge of the Company, are threatened by the Commission, and any request on the part of the Commission for additional information has been complied with;

(b) at the respective times the Registration Statement, any Rule 462(b) Registration Statement and any post-effective amendments thereto became effective and at the Closing Time and the Option Closing Time, as the case may be, the Registration Statement, the Rule 462(b) Registration Statement and any amendments and supplements thereto complied and will comply in all material respects with the requirements of the Securities Act and the Trust Indenture Act and did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that the representations and warranties in this Section 3(b) shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing by or on behalf of (i) the Underwriters through the Representative to the Company expressly for use in the Registration Statement, it being understood and agreed that the only such information provided by the Representative is described in Section 9(b) hereof; and provided further, that the Company makes no representation and warranty with respect to that part of the Registration Statement that constitutes the Form T-1;

(c) the most recent Preliminary Prospectus, when it was filed with the Commission pursuant to Rule 424(b), conformed, and the Prospectus, when it is filed with the Commission pursuant to Rule 424(b), will conform, in all material respects to the requirements of the Securities Act. Neither the Prospectus nor any amendments or supplements thereto (including any prospectus wrapper), at the time the Prospectus or any such amendment or supplement was issued or filed with the Commission and at the Closing Time and the Option Closing Time, as the case may be, included or will include an untrue statement of a material fact or omitted or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the representations and warranties in this Section 3(c) shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing by or on behalf of the Underwriters through the Representative to the Company expressly for use in the Preliminary Prospectus or the Prospectus, it being understood and agreed that the only such information provided by the Representative is described in Section 9(b) hereof. There are no contracts or other documents required to be filed as exhibits to the Registration Statement that have not been filed as required by Item 601(b) of Regulation S-K;

(d) as of 4:15 P.M., Eastern time, on the date of this Agreement, which is the initial time of sale of the Notes (the “Initial Sale Time”), the Time of Sale Information did not include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances in which they were made, not misleading. Each Issuer Free Writing Prospectus (including, without limitation, any road show that is a free writing prospectus under Rule 433), as supplemented by and taken together with the Time of Sale Information as of the Initial Sale Time, did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances in which they were made, not misleading; provided, however, that the representations and warranties in this Section 3(d) shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing by or on behalf of the Underwriters through the Representative to the Company, which expressly states that it was supplied for use in an Issuer Free Writing Prospectus;

(e) the Incorporated Documents when they were filed (or, if any amendment with respect to any such document was filed, when such amendment was filed), complied in all material respects with the requirements of the Securities Exchange Act of 1934 and the rules and regulations thereunder (collectively, the “Exchange Act”). No such Incorporated Document, at the time it was filed with the Commission, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading. The Incorporated Documents, with respect to each of the Registration Statement, the Preliminary Prospectus and the Prospectus, constituted and will constitute, as applicable, all the documents required to be incorporated therein by Form S-3 and the Securities Act;

(f) each Issuer Free Writing Prospectus conformed or will conform in all material respects to the requirements of the Securities Act on the date of first use, and the Company has complied with all prospectus delivery and any filing requirements applicable to such Issuer Free Writing Prospectus pursuant to the Securities Act. The Company has not made any offer relating to the Notes that would constitute an Issuer Free Writing Prospectus with respect to the offer and sale of the Notes contemplated hereby without the prior written consent of the Representative. The Company has retained and will retain, in accordance with the Securities Act, all Issuer Free Writing Prospectuses that were not required to be filed pursuant to the Securities Act. The Company has taken all actions necessary so that any “road show” (as defined in Rule 433 of the Securities Act) in connection with the offering of the Notes will not be required to be filed pursuant to the Securities Act or has been so filed as an Issuer Free Writing Prospectus or as an exhibit to a Current Report on Form 8-K. Each such Issuer Free Writing Prospectus, and any “road show,” as of its issue date and at all subsequent times through the completion of the public offer and sale of the Notes did not, does not and will not include any information that conflicted with, conflicts with or will conflict with the information contained in the Registration Statement, the Preliminary Prospectus or the Prospectus, including any Incorporated Document that has not been superseded or modified;

(g) the statistical information and data required by Commission Industry Guide 3 included or incorporated by reference in the Registration Statement, the Time of Sale Information and the Prospectus present fairly in all material respects the information set forth therein, is in compliance in all material respects with the Securities Act and Commission Industry Guide 3, and is consistent with the Company’s financial statements included or incorporated by reference in the Registration Statement, the Time of Sale Information and the Prospectus, except as noted therein. The statistical and market related data included or incorporated by reference in the Registration Statement, the Time of Sale Information, the Prospectus and any Issuer Free Writing Prospectus is based on or derived from sources that the Company reasonably believes are reliable and accurate;

(h) the capitalization of the Company will be as set forth in the Prospectus as of the date set forth therein. Except as set forth in the Time of Sale Information and the Prospectus, the Company is not a party to or bound by any outstanding options, warrants or similar rights to subscribe for, or contractual obligations to issue, sell, transfer or acquire, any of its capital stock or any securities convertible into or exchangeable for any of such capital stock (except for equity incentive awards made in the ordinary course of the Company’s business since March 31, 2013 consistent with past practices without regard to offerings of Company securities or acquisitions), and none are issuable in connection with the offering or sale of the Notes or the transaction with Religare Enterprises Limited (“Religare”) discussed in the Time of Sale Information and the Prospectus. The Notes to be issued and sold to the Underwriters by the Company hereunder have been duly authorized by the Company and, when duly executed, authenticated, issued and delivered to the Underwriters, as provided in the Indenture, against full payment therefor in accordance with the terms hereof, will be validly issued, will constitute valid and binding obligations of the Company enforceable against the Company in accordance with the terms thereof, except to the extent enforceability may be limited by the Bankruptcy and Equity Exception (as defined below), and will be entitled to the benefits of the Indenture; and the Notes conform to the description thereof in the Registration Statement, the Time of Sale Information and the Prospectus (or any amendment or supplement thereto); and the delivery of the Notes being sold by the Company against payment therefor pursuant to the terms of this Agreement will pass valid title to the Notes being sold by the Company, free and clear of any claim, encumbrance or defect in title, to the Underwriters, which is purchasing such Notes in good faith and without notice of any Lien (as defined below);

(i) each of the Company and its subsidiaries is a corporation or other entity duly organized and validly existing as a corporation or entity in good standing under the laws of the state of its incorporation with full corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement, the Time of Sale Information and the Prospectus (and any amendment or supplement thereto) and is duly registered and qualified to conduct its business and is in good standing in each jurisdiction or place where the nature of its properties or the conduct of its business requires such registration or qualification, except where the failure to so register or qualify has not had or would not reasonably be expected to have, individually or in the aggregate, (i) a material adverse effect on the condition (financial or other), business, properties, net worth, management, cash flows, results of operations or prospects of the Company and its subsidiaries, taken as a whole or (ii) prevent, delay or materially interfere with the performance by the Company of its obligations under, or delay or affect the consummation of the transactions contemplated by, this Agreement (a “Material Adverse Effect” or a “Material Adverse Change”);

(j) the issued shares of capital stock or other equity interests of each of the Company’s subsidiaries have been duly authorized and validly issued, are fully paid and nonassessable and, except as described in the Registration Statement, the Time of Sale Information and the Prospectus, are owned by the Company or a subsidiary of the Company free and clear of any lien, charge, option, mortgage, pledge, encumbrance, security interest, any restriction of any kind, including any restriction on voting or transfer, or any other claim of any third party (each, a “Lien”). The Company does not have any subsidiaries required by Item 601(b)(21) of Regulation S-K to be identified in an exhibit to the Company’s Annual Report on Form 10-K, except for those subsidiaries identified in Exhibit 21 to the Company’s Annual Report on Form 10-K for its fiscal year ended December 31, 2012. As used in this Agreement, “subsidiaries” means and includes all direct and indirect subsidiaries of the Company. All the outstanding shares of capital stock or other equity interests of each of the Company’s “significant subsidiaries” (as defined in Rule 1-02(w) under Commission Regulation S-X), are owned directly or indirectly by the Company, free and clear of any Lien;

(k) there are no legal, governmental or regulatory proceedings pending or, to the knowledge of the Company, threatened, against the Company or its subsidiaries or to which the Company or its subsidiaries or any of their properties are bound or subject, that are required to be described in the Registration Statement, the Time of Sale Information or the Prospectus but are not described as required. Except as described in the Registration Statement, the Time of Sale Information and Prospectus, there is no action, suit, inquiry, proceeding or investigation (each, a “Proceeding”) by or before any court, governmental, regulatory, arbitration, mediation or administrative agency or commission (each, a “Governmental Authority”) pending or, to the knowledge of the Company, threatened, against or involving the Company or its subsidiaries, which would, individually or in the aggregate, be reasonably expected to result in a Material Adverse Effect, nor to the Company’s knowledge, is there any basis for any such Proceeding. There are no agreements, contracts, indentures, leases, notes, loans, credit agreements or purchase or sale agreements (each, a “Contract”) or other instruments that are required to be described in the Registration Statement, the Time of Sale Information or the Prospectus that are not described in the Registration Statement, the Time of Sale Information and the Prospectus as required by the Securities Act. The contracts filed as exhibits to the Company’s Annual Report on Form 10-K for the year ended December 31, 2012 pursuant to Item 601(b)(10) of Regulation S-K (“Material Contracts”) and are currently in effect have been duly authorized, executed and delivered by the Company or the applicable subsidiary, constitute valid and binding agreements of the Company or the applicable subsidiary and are enforceable against the Company or the applicable subsidiary in accordance with the terms thereof, except as (i) enforceability thereof may be limited by the application of bankruptcy, reorganization, insolvency and other laws affecting creditors’ rights generally and by general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law) and (ii) rights to indemnification and contribution may be limited to equitable principles of general applicability or by state or federal securities laws or the policies underlying such laws (the “Bankruptcy and Equity Exception”). Neither the Company nor the applicable subsidiary has received notice or been made aware that any other party is in breach of or default to the Company under any Material Contract;

(l) neither the Company nor any of its subsidiaries is (i) in violation of (A) its articles of incorporation, charter or bylaws, or other organizational documents, (B) any law, statute, ordinance, administrative or governmental rule or regulation (each, a “Law”) applicable to the Company or any of its subsidiaries, the violation of which would have a Material Adverse Effect or (C) any judgment, injunction, order, decree, directive, memorandum of understanding of or with or board resolutions adopted at the request of any Governmental Authority having jurisdiction over the Company or any of its subsidiaries, the violation of which would have a Material Adverse Effect, or, (ii) except as described in the Registration Statement, the Time of Sale Information or the Prospectus, in default or noncompliance in any material respect in the performance of any obligation, contract, agreement or condition contained in (A) any bond, debenture, note, loan or credit agreement or any other evidence of indebtedness or under any financial or other covenant in any debt, repurchase or other obligation or Contract of the Company, the Bank or any of their subsidiaries or (B) any agreement, indenture, lease or other instrument (each of (A) and (B), an “Existing Instrument”) to which the Company or any of its subsidiaries is a party or by which any of their properties may be bound, which default would have a Material Adverse Effect or which would prevent or limit the payment of dividends or distributions on any of the Company’s or any of its subsidiary’s securities; and there does not exist any state of facts that constitutes such an event of default or default on the part of the Company or any of its subsidiaries as defined in such Existing Instruments or that, with notice or lapse of time or both, would constitute such an event of default or default;

(m) the Company and the Bank have all requisite corporate power and authority to execute, deliver, and perform their respective obligations under this Agreement; the Company’s and the Bank’s execution and delivery of this Agreement and the performance by the Company and the Bank of their obligations under this Agreement have been duly and validly authorized by the respective board of directors of each of the Company and the Bank and this Agreement has been duly executed and delivered by the Company and the Bank, and constitutes a valid and legally binding agreement of the Company and the Bank, enforceable against the Company and the Bank in accordance with its terms, except to the extent enforceability may be limited by the Bankruptcy and Equity Exception and except as any indemnification or contribution provisions hereof may be prohibited or limited under applicable securities laws;

(n) the Company has all requisite corporate power and authority to execute, deliver, and perform its obligations under the Indenture, the Supplemental Indenture and the Notes; the Company’s execution and delivery of the Indenture, the Supplemental Indenture and the Notes and the performance by the Company of its obligations under the Indenture, the Supplemental Indenture and the Notes have been duly and validly authorized by the board of directors of the Company. The Indenture, when duly executed and delivered by the Company and the Trustee and upon the filing of the Form T-1 with the Commission, will be duly qualified under the Trust Indenture Act, and the Indenture and the Supplemental Indenture, when duly executed and delivered in accordance with their respective terms by each of the Company and the Trustee, will each constitute a valid and legally binding agreement of the Company, enforceable against the Company in accordance with its terms, except to the extent enforceability may be limited by the Bankruptcy and Equity Exception and except as any indemnification or contribution provisions hereof may be prohibited or limited under applicable securities laws;

(o) none of the issuance and sale of the Notes by the Company, the application of the proceeds thereof as set forth in the Registration Statement, the Time of Sale Information and the Prospectus, the execution, delivery or performance of this Agreement, the Notes, or the Indenture by the Company and, as applicable, the Bank nor the consummation by the Company of the transactions contemplated hereby or in the Registration Statement, the Time of Sale Information and the Prospectus, including, without limitation, the Company’s investment in Religare (i) requires any notice to or consent, approval, authorization or other order of or registration or filing with, any Governmental Authority (except such as has been obtained from United States federal or state bank regulatory authorities or, with respect to the Company’s investment in Religare, as may be needed from The Foreign

Investment Promotion Board, a national agency of India (the “FIPB”) or the Board of Governors of the Federal Reserve System or its delegee (the “Federal Reserve”), and such as may be required for the registration of the Notes under the Securities Act, the listing of the Notes on The Nasdaq Global Market (“Nasdaq”), compliance with the securities or Blue Sky laws of any applicable jurisdiction, all of which will be, or have been, effected in accordance with this Agreement and as required by applicable securities or Blue Sky laws or regulations), (ii) conflicts with or will conflict with or constitutes or will constitute a breach of, or a default under, the Company’s articles of incorporation or the Company’s bylaws or any Material Contract (other than such conflicts relating to Material Contracts as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect), (iii) violates any Law applicable to the Company or any of its subsidiaries or any of their properties, except for such violations that have not had, and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, or (iv) results in a breach of, or default or Debt Repayment Triggering Event (as defined below) or warrant adjustment under, or results in the creation or imposition of any Lien upon any property or assets of the Company or any of its subsidiaries pursuant to, or requires the consent of any other party to, any Existing Instrument, except for such conflicts, breaches or defaults under Contract to which the Company or any of its subsidiaries is a party or by which any of its properties may be bound or Liens that would not, individually or in the aggregate, result in a Material Adverse Effect. As used herein, a “Debt Repayment Triggering Event” means any event or condition that gives, or with the giving of notice or lapse of time would give, the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any of its subsidiaries;

(p) except as described in the Registration Statement, the Time of Sale Information and the Prospectus, there are no authorized or outstanding options, warrants, preemptive rights, rights of first refusal or other rights to purchase, or equity or debt securities convertible into or exchangeable or exercisable for, any capital stock of the Company or any of its subsidiaries. No person has the right to require the Company or any of its subsidiaries to register any securities for sale under the Securities Act as a result of or in connection with the filing of the Registration Statement or the consummation of the transactions contemplated hereby that have not been satisfied or heretofore waived in writing;

(q) ParenteBeard LLC, the certified public accountants who have certified certain financial statements of the Company and its subsidiaries incorporated by reference into the Registration Statement, the Time of Sale Information and the Prospectus, and have audited the Company’s consolidated financial statements and the related financial statement schedules as of and for the years ended December 31, 2012, incorporated by reference in the Registration Statement, the Time of Sale Information and the Prospectus, is an independent registered public accounting firm as required by the Securities Act and does not provide to the Company or its subsidiaries any non-audit services prohibited by Section 10A(g) of the Exchange Act or that have not been pre-approved in accordance with Section 10A(h) of the Exchange Act;

(r) BDO USA, LLP, the certified public accountants who were retained by the Company as of July 2, 2013 to serve as the Company’s independent registered accounting firm for and with respect to the year ending December 31, 2013, is an independent registered public accounting firm as required by the Securities Act and does not provide to the Company or its subsidiaries any non-audit services prohibited by Section 10A(g) of the Exchange Act or that have not been pre-approved in accordance with Section 10A(h) of the Exchange Act;

(s) the deposit accounts of the Bank are insured up to the maximum amount permitted by the Federal Deposit Insurance Corporation (“FDIC”). No proceedings for the modification, termination or revocation of any such FDIC insurance or guarantees are pending or, to the knowledge of the Company, threatened against the Company. The Bank has paid all premiums, assessments and fees required by the FDIC and no proceeding for the termination or revocation of such insurance is pending or threatened. The Bank is a member in good standing of the Federal Reserve Bank of Philadelphia and the Federal Home Loan Bank of Pittsburgh;

(t) the financial statements, together with related schedules and notes, included in the Registration Statement, the Time of Sale Information and the Prospectus (and any amendment or supplement thereto), present fairly in all material respects the financial condition, results of operations, cash flows, comprehensive income and changes in financial position of the Company on the basis stated in the Registration Statement at the respective dates or for the respective periods to which they apply; such statements and related schedules and notes comply as to form in all material respects with the requirements of Regulation S-X under the Securities Act and have been prepared in accordance with generally accepted accounting principles in the United States (“GAAP”) consistently applied throughout the periods involved, except as disclosed therein; and the other financial and statistical information included in the Registration Statement, the Time of Sale Information and Prospectus (and any amendment or supplement thereto) is accurately presented and prepared on a basis consistent with such financial statements and the books and records of the Company. The interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement, the Time of Sale Information and the Prospectus fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto. No other financial statements, data or schedules are required to be included in the Registration Statement that are not included or incorporated by reference therein. The financial data set forth in the Registration Statement, any Preliminary Prospectus and the Prospectus under the caption “Selected Financial Data” present fairly the information therein on a basis consistent with the audited and unaudited financial statements of the Company, as the case may be, incorporated by reference in the Registration Statement, any such Preliminary Prospectus and the Prospectus. All disclosures contained in the Registration Statement, any Preliminary Prospectus, the Prospectus and any Issuer Free Writing Prospectus regarding “non-GAAP financial measures” comply with Commission Regulation G and Item 10(e) of Regulation S-K under the Securities Act;

(u) the Company and each of its subsidiaries maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The Company is not aware of (A) any significant deficiency in the design or operation of internal control over financial reporting that is reasonably likely to adversely affect the Company’s ability to record, process, summarize and report financial data or any material weaknesses in internal control over financial reporting or (B) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal controls. Since the end of the Company’s most recent audited fiscal year, there has been no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting;

(v) the Company and its subsidiaries maintain disclosure controls and procedures (as such term is defined in Rule 13a-15 under the Exchange Act), which (i) are designed to ensure that information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the Commission’s rules and forms and that material information relating to the Company and its subsidiaries is made known to the Company’s principal executive officer and principal financial officer by others within the Company and its subsidiaries to allow timely decisions regarding disclosure, and (ii) are effective in all material respects to perform the functions for which they were established;

(w) except as set forth in the Registration Statement, the Time of Sale Information and the Prospectus, there is and has been no failure on the part of the Company or, to the knowledge of the Company, any of the Company’s directors or officers, in their capacities as such, to comply in all material respects with any provision of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith, including Section 402 related to loans and Sections 302 and 906 related to certifications;

(x) except as disclosed in the Registration Statement, the Time of Sale Information and the Prospectus (or any amendment or supplement thereto), since the date of the last audited financial statements included therein, (i) neither the Company nor any of its subsidiaries has incurred any material liabilities or obligations, indirect, direct or contingent, or entered into any transaction that is not in the ordinary course of business, (ii) neither the Company nor any of its subsidiaries has sustained any material loss or interference with its business or properties from fire, flood, windstorm, accident or other calamity, whether or not covered by insurance, (iii) neither the Company nor any of its subsidiaries has failed to pay, or has deferred, any dividends or other distributions with respect to any classes or series of its capital stock or securities and none of the Company or any of its subsidiaries is in default or deferral under the terms of any class or series of their capital stock or other securities or, except as described in the Registration Statement, the Time of Sale Information and the Prospectus, any outstanding debt obligations, (iv) there has not been any change in the authorized or outstanding capital stock or securities of the Company and its subsidiaries or any material change in the indebtedness of the Company and its subsidiaries (other than in the ordinary course of business) and (v) there has not been any Material Adverse Change, or any development involving or that may reasonably be expected to result in a Material Adverse Effect;

(y) all offers and sales of the Company’s capital stock or other securities prior to the date hereof were made in compliance with or were the subject of an available exemption from the Securities Act and all other applicable state and federal laws or regulations, or any actions under the Securities Act or any state or federal laws or regulations in respect of any such offers or sales are effectively barred by effective waivers or statutes of limitation;

(z) the Notes are registered pursuant to Section 12(b) of the Exchange Act and the Company has applied to list the Notes on Nasdaq, and the Company has taken no action designed to, or likely to have the effect of, terminating the registration of the Notes under the Exchange Act or preventing the timely listing of the Notes on Nasdaq as required hereby, nor has the Company received any notification that the Commission or Nasdaq is contemplating terminating or not approving such registration or listing. The Company will use its reasonable best efforts to cause the Notes to be listed on Nasdaq as promptly as practicable following the date hereof. The offer, sale and issuance of the Notes on the terms contemplated by this Agreement will not contravene the rules and regulations of Nasdaq;

(aa) the Company has not taken and will not take, directly or indirectly, any action that constituted, or any action designed to, or that might reasonably be expected to cause or result in or constitute, under the Securities Act or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Notes or for any other purpose;

(bb) none of the Company or any of its subsidiaries or any agent thereof acting on behalf of them has taken, and none of them will take, any action that could cause this Agreement or the issuance or sale of the Notes or the application of the proceeds thereof to violate Regulation T, Regulation U or Regulation X of the Federal Reserve;

(cc) the statements in the Registration Statement, the Time of Sale Information and the Prospectus under the caption “Certain United States Federal Income Tax Consequences,” insofar as such statements constitute a summary of the United States federal tax laws referred to therein, are accurate in all material respects and fairly summarize in all material respects the United States federal tax laws referred to therein;

(dd) all United States federal income tax returns of the Company and each of its subsidiaries required by law to be filed have been filed and all taxes shown by such returns or otherwise assessed, which are due and payable, have been paid, except assessments against which appeals have been or will be promptly taken and as to which adequate reserves have been provided in the Company’s financial statements included in or incorporated by reference into the Registration Statement, the Time of Sale Information and the Prospectus. The Company and each of its subsidiaries have filed all other tax returns that are required to have been filed by them pursuant to applicable foreign, state, local or other law, except insofar as the failure to file such returns would not, individually or in the aggregate, have a Material Adverse Effect, and have paid all taxes due pursuant to such returns or pursuant to any assessment received by the Company or any subsidiary except for such taxes, if any, as are being contested in good faith and as to which adequate reserves have been provided in the Company’s financial statements included in or incorporated by reference into the Registration Statement, the Time of Sale Information and the Prospectus. The charges, accruals and reserves on the books of the Company and the subsidiaries in respect of any tax liability for any years not finally determined by audit are adequate to meet any assessments or re-assessments for additional income tax for any years not finally determined;

(ee) except as set forth in the Time of Sale Information and the Prospectus, there are no transactions with “affiliates” (as defined in Rule 405 promulgated under the Securities Act) or any officer, director or security holder of the Company (whether or not an affiliate) that are required by the Securities Act to be disclosed in the Registration Statement, the Time of Sale Information and the Prospectus or that would violate Regulation W of the Federal Reserve. Additionally, no relationship, direct or indirect, exists between the Company or any of its subsidiaries on the one hand, and the directors, officers, shareholders, customers or suppliers of the Company or any subsidiary on the other hand, which is required by the Securities Act to be disclosed in the Registration Statement, the Time of Sale Information and the Prospectus is not so disclosed;

(ff) the Company is not and will not be after giving effect to the offering and sale of the Notes and the application of the proceeds from such sale as disclosed in the Registration Statement, the Time of Sale Information and the Prospectus, an “investment company” or an entity “controlled” by an “investment company” within the meaning of the Investment Company Act of 1940, as amended, and the Commission rules and regulations thereunder;

(gg) except as otherwise disclosed in the Registration Statement, the Time of Sale Information and the Prospectus, each of the Company and its subsidiaries has good and valid title to all their respective properties (real, personal and mixed) described in the Registration Statement, the Time of Sale Information and the Prospectus as being owned by it, free and clear of all Liens except such as are not materially burdensome and do not and would not have a Material Adverse Effect. Except as otherwise disclosed in the Registration Statement, the Time of Sale Information and the Prospectus, all property (real, personal and mixed) held under lease by the Company and its subsidiaries is held by it under valid, subsisting and enforceable leases with only such exceptions as in the aggregate do not have or would not result in a Material Adverse Effect;

(hh) except as otherwise disclosed in the Registration Statement, the Time of Sale Information and the Prospectus, each of the Company and its subsidiaries has all permits, licenses, franchises, approvals, consents and authorizations of all Governmental Authorities (hereinafter “permit” or “permits”) that are necessary to own its properties and to conduct their businesses as conducted at the Initial Sale Time and in the manner described in the Registration Statement, the Time of Sale Information and the Prospectus, except where the failure to have obtained any such permit has not had and would not have a Material Adverse Effect; each of the Company and its subsidiaries has operated and is operating its business in material compliance with and not in material violation of all of its obligations with respect to each such permit and no event has occurred that allows, or after notice or lapse of time would allow, revocation or termination of any such permit or result in any other material impairment of the rights of any such permit, subject in each case to such qualification as may be set forth in the Registration Statement, the Time of Sale Information and the Prospectus; and, except as described in the Registration Statement, the Time of Sale Information and the Prospectus, such permits contain no restrictions that are materially burdensome to the Company or any of its subsidiaries;

(ii) the Company and its subsidiaries (i) are in compliance with all applicable Laws relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, including petroleum and petroleum based products, pollutants or contaminants relating to air pollution or natural resources or that relate to the protection or restoration of the environment, human exposure to hazardous or toxic materials, or natural resources (“Environmental Laws”); (ii) have received all permits required of them (including as lessor, lessee, owner or operator of real, personal or mixed property) under applicable Environmental Laws to conduct their respective businesses; and (iii) are in compliance with all terms and conditions of any such permit, except where such noncompliance with Environmental Laws, failure to receive required permits or failure to comply with the terms and conditions of such permits, singly or in the aggregate, have not had, or would not reasonably be expected to have, a Material Adverse Effect. Except as set forth in the Registration Statement, the Time of Sale Information and the Prospectus, neither the Company nor any of its subsidiaries has been named as a “potentially responsible party” under the Comprehensive Environmental Response Compensation and Liability Act of 1980, as amended. Except as set forth in the Registration Statement, the Time of Sale Information and the Prospectus, neither the Company nor any of its subsidiaries owns, leases, occupies or operates any property that appears on any list of hazardous sites compiled by any state or local governmental agency;

(jj) except as otherwise disclosed in the Registration Statement, the Time of Sale Information and the Prospectus, the Company and its subsidiaries own or possess sufficient trademarks, trade names, patent rights, applications and patents, copyrights, domain names, licenses, approvals, know-how, trade secrets and other similar rights or adequate licenses and other rights therein (collectively, “Intellectual Property Rights”) necessary for the conduct of their respective businesses as described in the Registration Statement, the Time of Sale Information and Prospectus; and the expected expiration of any of such Intellectual Property Rights would not result in a Material Adverse Effect. None of the Company nor any of its subsidiaries has received any notice of infringement or conflict or adverse claim relating to Intellectual Property Rights, nor are any Proceedings pending, or to the Company’s knowledge, threatened with respect to the Company’s or its subsidiaries’ Intellectual Property Rights, which have had, or reasonably would be expected to have, a Material Adverse Effect. To the Company’s knowledge, none of the technology or Intellectual Property Rights employed by the Company has been obtained or is being used by the Company in violation of any contractual obligation binding on the Company or any of its officers, directors or employees or otherwise in violation of the rights of any person;

(kk) there are no affiliations or associations known to the Company between any member of the Financial Industry Regulatory Authority (“FINRA”) and any of the Company’s officers, directors or beneficial owners of 5% or more of the Company’s outstanding shares of Voting Common Stock, par value $1.00 per share (the “Common Stock”), except as set forth in the Registration Statement, the Time of Sale Information and the Prospectus;

(ll) except as otherwise disclosed in the Registration Statement, the Time of Sale Information and the Prospectus, the Company and each of its subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which it is engaged; and neither the Company nor any of its subsidiaries has reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a comparable cost;

(mm) except as otherwise disclosed in the Registration Statement, the Time of Sale Information and the Prospectus, the Company and its subsidiaries and any “employee benefit plan” (as defined in the Employee Retirement Income Security Act of 1974, as amended, and the regulations and published interpretations thereunder (collectively, “ERISA”)) established or maintained by the Company, its subsidiaries or their “ERISA Affiliates” (as defined below) are in compliance in all material respects with ERISA and all other applicable Laws. “ERISA Affiliate” means, with respect to the Company or a subsidiary, any member of any group or organization described in Sections 414(b), (c), (m) or (o) of the Internal Revenue Code of 1986, as amended, and the regulations and published interpretations thereunder (the “Code”) of which the Company or such subsidiary is a member. No “reportable event” (as defined in ERISA) has occurred or is reasonably expected to occur with respect to any “employee benefit plan” established or maintained by the Company, its subsidiaries or any of their ERISA Affiliates. No “employee benefit plan” established or maintained by the Company, its subsidiaries or any of their ERISA Affiliates, if such “employee benefit plan” were terminated, would have any “amount of unfunded benefit liabilities” (as defined in ERISA). Neither the Company, its subsidiaries nor any of their ERISA Affiliates has incurred or reasonably expects to incur any liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any “employee benefit plan” or (ii) Sections 412, 430, 4971, 4975 or 4980B of the Code. Each “employee benefit plan” established or maintained by the Company, its subsidiaries or any of their ERISA Affiliates that is intended to be qualified under Section 401(a) of the Code is so qualified and nothing has occurred, whether by action or failure to act, that would cause the loss of such qualification. No “prohibited transaction,” as defined in Section 406 of ERISA or Section 4975 of the Code has occurred in respect of any “employee benefit plan” and no civil or criminal action brought pursuant to Part 5 of Title I of ERISA is pending or, to the Company’s knowledge, threatened in writing or orally against any fiduciary of any such plan with respect to an alleged breach of fiduciary duties under ERISA;

(nn) the Company is a registered bank holding company under the Bank Holding Company Act of 1956, as amended (the “BHC Act”), and the Bank is the only FDIC-insured depository institution controlled by the Company for purposes of the BHC Act and the Savings and Loan Holding Company Act. Each of the Company and the Bank is in compliance in all material respects with all applicable Laws administered by and regulations of the U.S. Department of the Treasury, the Federal Reserve, the FDIC, the Pennsylvania Department of Banking and Securities and any other applicable federal or state bank regulatory authority (collectively, the “Bank Regulatory Authorities”) with jurisdiction over the Company or the Bank. Except as otherwise disclosed in the Registration Statement, the Time of Sale Information and the Prospectus, neither the Company nor the Bank is a party to any written agreement, cease and desist or consent order, or memorandum of understanding with, or a party to, any commitment letter or similar undertaking to, or is subject to any order or directive by, or is a recipient of an extraordinary supervisory letter, formal or informal action, sanction, limitation or restriction nor has the Company or the Bank adopted any board resolutions at the request of, any Bank Regulatory Authority (collectively, “Banking Enforcement Action”) that restricts materially the conduct of its business, or in any manner relates to its capital adequacy, its credit policies or its management, nor have any of them been advised by any Bank Regulatory

Authority that it is contemplating issuing or requesting (or is considering the appropriateness of issuing or requesting) any such Banking Enforcement Action and there is no unresolved violation, criticism or exception by any Bank Regulatory Authority with respect to any report or statement relating to any examinations of the Company of any of its subsidiaries, which in any case specified in the foregoing clauses, to the Company’s or the Bank’s knowledge, is threatened, and with respect to any such case specified in the foregoing clauses, is or would reasonably be expected to be material to, the Company or the Bank. The most recent regulatory rating given to the Bank as to compliance with the Community Reinvestment Act of 1977, as amended (the “Community Reinvestment Act” or “CRA”) is “satisfactory.” Except as otherwise disclosed in the Registration Statement, the Time of Sale Information and the Prospectus, to the knowledge of the Company, since the Bank’s last Community Reinvestment Act compliance examination, the Bank has not received any complaints as to Community Reinvestment Act compliance and no adverse changes in the Bank’s CRA composite rating or any component thereof is pending, or to the Company’s or the Bank’s knowledge, threatened, that is material to, or would reasonably be expected to be material to, the Company or the Bank;

(oo) except as disclosed in the Registration Statement, the Time of Sale Information and the Prospectus, no labor disturbance by or dispute with employees of the Company or any of its subsidiaries exists or, to the knowledge of the Company, is contemplated or threatened and the Company is not aware of any existing or imminent labor disturbance by, or dispute with, the employees of any of its or its subsidiaries’ principal suppliers, contractors or customers, except, in any case, as would not have a Material Adverse Effect. Except as disclosed in the Registration Statement, the Time of Sale Information and the Prospectus, the Company and its subsidiaries have complied and will comply in all material respects with wage and hour determinations issued by the U.S. Department of Labor under the Service Contract Act of 1965 and the Fair Labor Standards Act in paying its employees’ salaries, fringe benefits and other compensation for the performance of work or other duties in connection with contracts with the U.S. government, and have complied and will comply in all material respects with the requirements of the Americans with Disabilities Act of 1990, the Family and Medical Leave Act of 1993, the Civil Rights Act of 1964 (Title VII), the National Labor Relations Act, the Vietnam Era Veteran’s Readjustment Act, the Age Discrimination in Employment Act, as amended by the Older Workers’ Benefit Protection Act, and federal, state and local labor Laws, each as amended, except where the failure to comply with any such requirements has not and would not reasonably be expected to have a Material Adverse Effect;

(pp) neither the Company nor any of its subsidiaries has participated in any reportable transaction, as defined in Treasury Regulation Section 1.6011-4(b)(1);

(qq) except as described in the Registration Statement, the Time of Sale Information and the Prospectus, each of the Company and its subsidiaries has good and marketable title to all securities held by it (except securities sold under repurchase agreements or held in any fiduciary or agency capacity) free and clear of any Lien, except to the extent such securities are pledged in the ordinary course of business consistent with prudent business practices to secure obligations of the Company or its subsidiaries and except for such defects in title that, in the aggregate, would not be reasonably expected to result in a Material Adverse Effect. Such securities are valued on the books of the Company and its subsidiaries in accordance with GAAP;

(rr) except as described in the Registration Statement, Time of Sale Information and the Prospectus, there is no broker, finder or other party that is entitled to receive from the Company any brokerage or finder’s fee or other fee, payment or commission as a result of any transactions contemplated by this Agreement;

(ss) all swaps, caps, floors, futures, forward contracts, option agreements (other than employee stock options) and other derivative financial instruments, Contracts or arrangements (“Derivative Agreements”), whether entered into for the account of the Company or one of its subsidiaries or for the account of a customer of the Company or one of its subsidiaries, were entered into in the ordinary course of business and in accordance with prudent business practice and applicable Laws (including the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 and the rules and regulations thereunder) and the requirements of all applicable Governmental Authorities, including the Commission and the Commodities Futures Trading Commission and with counterparties believed to be financially responsible at the time. The Company and each of its subsidiaries have duly performed in all material respects all of their obligations under their Derivative Agreements, and, to the Company’s and the Bank’s knowledge, the counterparties thereto have performed all their respective obligations thereunder, and there are no breaches, violations, defaults or events of default, which with notice, lapse of time or both, would become defaults, or allegations or assertions of any nonperformance, breach or default or event of default by the Company or its subsidiaries or any counterparty to any such instruments, contracts or arrangements, other than such breaches, violations, defaults or events of default that would not reasonably be expected to result in a Material Adverse Effect;

(tt) the minute books of each of the Company and its subsidiaries have been made available to the Underwriters and contain a complete summary of all meetings and other actions of the directors and shareholders of each such entity in all material respects and reflect all transactions referred to in such minutes accurately in all material respects;

(uu) no forward-looking statement (within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act) contained in the Registration Statement, the Time of Sale Information or the Prospectus has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith;

(vv) except as otherwise disclosed in the Registration Statement, the Time of Sale Information and the Prospectus, (i) none of the Company nor any subsidiary of the Company is prohibited or restricted, directly or indirectly, from paying dividends, or from making any other distribution with respect to their respective equity, debt or hybrid securities; and (ii) no subsidiary is restricted, except by banking laws of general applicability, from repaying to the Company or any other subsidiary of the Company any amounts that may from time to time become due under any loans or advances to such subsidiary from the Company or from transferring any property or assets to the Company or to any other subsidiary;

(ww) neither the Company, nor any of its subsidiaries, nor, to the Company’s knowledge, any director, officer, agent, employee or other person acting on behalf of the Company or any of its subsidiaries has, directly or indirectly in the course of its actions for, or on behalf of, the Company has (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful payment or expense to an official of, or candidate for, any federal, state or foreign office, or related to or for any political activity in violation of any Law or which is required to be disclosed in the Registration Statement, the Time of Sale Information or the Prospectus; (ii) made any direct or indirect unlawful payment to any domestic or foreign government official or employee from corporate funds; (iii) violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder; or (iv) made any bribe, unlawful rebate, payoff, influence payment, kickback or other unlawful payment;

(xx) the operations of the Company and its subsidiaries are, and have been conducted at all times, in compliance, in all material respects, with applicable financial recordkeeping and reporting requirements of the Bank Secrecy Act, the Currency and Foreign Transactions Reporting Act of 1970, as amended, the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, the money laundering statutes of all applicable jurisdictions, the rules and regulations thereunder and any related or similar applicable rules, regulations or guidelines, issued, administered or enforced by any governmental or regulatory authority (collectively, the “Money Laundering Laws”) and no Proceeding by or before any Governmental Authority involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened;

(yy) none of the Company nor any of its subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee, affiliate or person acting on behalf of the Company or any of its subsidiaries is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”) or other agency, office or bureau of the U.S. Treasury Department or any other United States federal Authority (each, a “U.S. Sanction”); and the Company will not use and will not permit any of its subsidiaries to use, directly or indirectly, the proceeds of this offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person then subject to any U.S. Sanctions or foreign sanctions, or which would violate any OFAC requirements, other U.S. Sanctions, or other applicable sanctions or Laws;

(zz) except as disclosed in the Registration Statement, the Time of Sale Information or the Prospectus, the Company (i) does not have any material lending or other relationship with any bank or lending affiliate of the Underwriters and (ii) does not intend to use any of the proceeds from the sale of the Notes hereunder to repay any outstanding debt owed to any affiliate of the Underwriters.

4.	Certain Covenants of the Company:

The Company hereby agrees with each Underwriter:

(a) the Company, subject to Section 4(b), will comply with the requirements of Rule 430B under the Act, and will promptly notify the Representative, and confirm the notice in writing, (i) when any post-effective amendment to the Registration Statement shall become effective, or any supplement to the Prospectus or any amended prospectus shall have been filed, and will promptly furnish the Underwriters with copies thereof, and will file promptly all material required to be filed by the Company with the Commission pursuant to Rule 433(d) under the Securities Act, (ii) of the receipt of any comments from the Commission with respect to the Registration Statement and any post-effective amendment to the Registration Statement, (iii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or for additional information, and (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any order preventing or suspending the use of any Preliminary Prospectus or the Prospectus, or of the suspension of the qualification of the Notes for offering or sale in any jurisdiction, or of the initiation or threat of any proceedings for any such purpose. The Company will file the Prospectus with the Commission in accordance with Rule 424(b) under the Act before the close of business on the first business day immediately following the date hereof and will take such steps as it deems necessary to ascertain promptly whether the form of prospectus transmitted for filing under Rule 424(b) was received for filing by the Commission and, in the event that it was not, it will promptly file such prospectus. The Company will make every reasonable effort to prevent the issuance of any stop order suspending the effectiveness of the Registration Statement and, if any such stop order is issued, to obtain the lifting thereof at the earliest possible moment;

(b) the Company will give the Representative notice of its intention to file or prepare any amendment to the Registration Statement (including any filing under Rule 462(b) under the Securities Act), or any amendment, supplement or revision to either any Preliminary Prospectus (including the Base Prospectus) or to the Prospectus, whether pursuant to the Securities Act and the Exchange Act or otherwise, will furnish the Underwriters with copies of any such documents a reasonable amount of time prior to such proposed filing or use, as the case may be, and will not file or use any such document to which the Representative or counsel for the Representative shall reasonably object;

(c) The Company will use its reasonable best efforts to cause the Notes to be listed on Nasdaq as promptly as practicable following the date hereof, and the Company will comply with the letter of representation of the Company to the DTC relating to the approval of the Notes by DTC for “book-entry” transfer;

(d) the Company has furnished or, upon the request of the Underwriters will furnish to the Underwriters, without charge, two signed copies of the Registration Statement as originally filed, any Rule 462(b) Registration Statement and each amendment to each (including exhibits filed therewith or incorporated by reference therein), including signed copies of all consents and certificates of experts. The copies of the Registration Statement and each amendment thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval System, except to the extent permitted by Regulation S-T;

(e) the Company will cooperate with the Representative and counsel for the Representative in connection with the registration (or exemption therefrom) or qualification of the Notes for offering and sale by the Underwriters and by dealers under the securities or Blue Sky laws of such jurisdictions as the Representative may reasonably designate and will file such consents to service of process or other documents as may be reasonably necessary in order to effect and maintain such registration or qualification for so long as required to complete the distribution of the Notes; provided, however, that in no event shall the Company be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action that would subject it to general service of process in suits, other than those arising out of the offering or sale of the Notes, as contemplated by this Agreement and the Prospectus, in any jurisdiction where it is not now so subject. In the event that the qualification of the Notes in any jurisdiction is suspended, the Company shall so advise the Representative promptly in writing;

(f) the Company will comply with the Securities Act and the Exchange Act so as to permit the completion of the distribution of the Notes as contemplated in this Agreement and in the Prospectus. If at any time when a prospectus is required by the Securities Act to be delivered in connection with the offering or sale of the Notes (or, in lieu thereof, the notice referred to in Rule 173(a) under the Securities Act), any event shall have occurred or condition shall exist as a result of which it is necessary to amend the Registration Statement or amend or supplement the Prospectus in order that the Prospectus will not include any untrue statements of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it (or, in lieu thereof, the notice referred to in Rule 173(a) under the Securities Act) is delivered to a purchaser, or if for any other reason it shall be necessary at any such time to amend the Registration Statement or amend or supplement the Prospectus in order to comply with the requirements of the Securities Act or any request by the Commission, the Company will promptly notify the Representative of such event or condition and promptly prepare and file with the Commission, subject to Section 4(b), such amendment or supplement as may be necessary to correct such statement or omission or to make the Registration Statement or the Prospectus comply with such requirements or requests, and the Company will furnish, without charge, to the Underwriters and to any dealer in securities as many copies of such amendment or supplement as the Underwriters may from time to time reasonably request. If at any time following issuance of an Issuer Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus materially conflicted or would materially conflict with the information contained in the Registration Statement or included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances prevailing at that subsequent time, not misleading, the Company has promptly notified or will promptly notify the Representative and has promptly amended or will promptly amend or supplement, at its own expense, such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission;

(g) the Company will make generally available to its security holders a consolidated earnings statement (in a form complying with the provisions of Rule 158 under the Securities Act), which need not be audited, covering a twelve-month period commencing after the effective date of the Registration Statement and the Rule 462 Registration Statement, if any, and ending not later than 15 months thereafter, as soon as practicable after the end of such period, which consolidated earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act;

(h) during the period ending five years from the date hereof, the Company will furnish to the Underwriters, as soon as available, such other information concerning the Company as the Underwriters may reasonably request from time to time;

(i) if this Agreement shall terminate or shall be terminated after execution pursuant to any provision hereof (except pursuant to a termination under Section 7 hereof, other than clause (v)) or if this Agreement shall be terminated by the Underwriters because of any inability, failure or refusal on the part of the Company to perform in all material respects any agreement herein or to comply in all material respects with any of the terms or provisions hereof or to fulfill in all material respects any of the conditions of this Agreement and such inability, failure or refusal to comply shall, in the sole judgment of the Representative, have a material adverse effect on the Underwriters’ ability to consummate the transactions contemplated hereby, the Company agrees to reimburse the Underwriters for all reasonable accountable out-of-pocket expenses (including travel expenses and reasonable fees and expenses of counsel for the Underwriters, but excluding wages and salaries paid by the Underwriters) reasonably incurred by the Underwriters in connection herewith;

(j) the Company will apply the net proceeds from the sale of the Notes in accordance with the statements under the caption “Use of Proceeds” in the Time of Sale Information and the Prospectus and in accordance with applicable Laws;

(k) during the period commencing on the date hereof and ending on the 60th day after the date of the Prospectus (as the same may be extended as described below, the “Lock-Up Period”), the Company will not, directly or indirectly, (1) offer for sale, sell, pledge or otherwise dispose of (or enter into any transaction or device that is designed to, or could be expected to, result in the disposition by any person at any time in the future of) any debt securities of the Company or sell or grant options, rights or warrants with respect to any such debt securities, (2) enter into any swap or other Derivatives Agreement that transfers to another person or entity, in whole or in part, any of the economic benefits or risks of ownership of such debt securities, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of debt securities of the Company or other securities, in cash or otherwise, (3) file or cause to be filed a registration statement, including any amendments, with respect to the registration of any debt securities of the Company (other than any amendments to the Company’s existing “resale shelf” registration statement on Form S-3 (File No. 333-188040)) or (4) publicly disclose the intention to do any of the foregoing, in each case without the prior written consent of the Representative (which consent may be withheld at the sole discretion of the Representative). Notwithstanding the foregoing, if (x) during the last 17 days of the Lock-Up Period, the Company issues an earnings release or announces material news or a material event relating to the Company occurs or (y) prior to the expiration of the Lock-Up Period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the Lock-Up Period, then the restrictions imposed in this Section 4(k) shall continue to apply until the expiration of the 18-day period beginning on the date of issuance of the earnings release or the announcement of the material news or the occurrence of the material event, unless the Representative waives such extension in writing;

(l) during the period commencing on the date hereof and ending on the date on which the Prospectus is no longer required to be delivered in connection with the sale of the Notes under the Securities Act or the Exchange Act (or, in lieu thereof, the notice referred to in Rule 173(a) under the Securities Act), the Company will file all documents required to be filed with the Commission pursuant to the Exchange Act within the time periods required by the Exchange Act;

(m) prior to the Closing Time or the Option Closing Time, as the case may be, the Company will furnish to the Underwriters, as promptly as possible, copies of any quarterly unaudited interim consolidated financial statements of the Company and its subsidiaries for any period subsequent to the periods covered by the financial statements appearing in the Prospectus;

(n) the Company will comply with all provisions of any undertakings contained in the Registration Statement;

(o) the Company will not at any time, directly or indirectly, take any action designed, or which might reasonably be expected to cause or result in, or which will constitute, stabilization or manipulation of the price of the shares of Common Stock or the Notes and will not take any action prohibited by Regulation M under the Exchange Act in connection with the distribution of the Notes;

(p) the Company will timely file with Nasdaq all documents and notices required by Nasdaq of companies that have or will issue securities that are or will be listed on Nasdaq. The Company will comply in all material respects with all requirements of Nasdaq with respect to the issuance of the Notes and take all action necessary or appropriate to permit the listing of the Notes on Nasdaq not later than the date hereof;

(q) the Company represents and agrees that, unless it obtains the prior written consent of the Representative, it has not made and will not make any offer relating to the Notes that would constitute a free writing prospectus required to be filed with the Commission other than the Issuer Free Writing Prospectuses included in the Time of Sale Information. Each such Issuer Free Writing Prospectus and free writing prospectuses consented to by the Company and the Representative is referred to herein as a “Permitted Free Writing Prospectus.” The Company has treated and agrees that it will treat each Permitted Free Writing Prospectus as an “issuer free writing prospectus,” as defined in Rule 433 under the Securities Act, and has complied and will comply with the requirements of Rule 433 under the Securities Act applicable to any Permitted Free Writing Prospectus, including timely filing with the Commission where required, legending and record keeping.

5.	Payment of Expenses:

The Company agrees to pay all costs and expenses incident to the performance of its obligations under this Agreement, whether or not the transactions contemplated hereunder are consummated or this Agreement is terminated, including expenses, fees and taxes in connection with (i) the preparation and filing of the Registration Statement, each Preliminary Prospectus, the Prospectus, any Issuer Free Writing Prospectus and any amendments or supplements thereto, and the printing and furnishing of copies of each thereof to the Underwriters and to dealers (including costs of mailing and shipment), (ii) the preparation, printing, issuance and delivery of the certificates, if any, for the Notes to the Underwriters, including transfer taxes or duties payable upon the sale of the Notes to the Underwriters, (iii) the printing of this Agreement and any dealer agreements and furnishing of copies of each to the Underwriters and to dealers (including costs of mailing and shipment), (iv) the qualification of the Notes for offering and sale under state laws that the Company and the Representative have mutually agreed are appropriate and the determination of their eligibility for investment under state law as aforesaid (including the legal fees and filing fees and other disbursements of counsel for the Underwriters), assuming that the Notes are approved for listing on Nasdaq and the printing and furnishing of copies of any blue sky surveys or legal investment surveys to the Underwriters and to dealers, (v) filing for review of the public offering of the Notes by FINRA (including the legal fees and filing fees and other disbursements of counsel for the Underwriters relating thereto), (vi) the fees and expenses of the Trustee and any paying agent (including related fees and disbursements of any counsel to such parties); (vii) the fees and expenses of DTC for the Notes and miscellaneous expenses referred to in the Registration Statement, (viii) the fees and expenses incurred in connection with the approval for listing of the Notes on Nasdaq, (ix) costs, fees and expenses incurred in connection with prospectus marketing materials and in making road show presentations with respect to the offering of the Notes, other than costs, fees and expenses of the Underwriters relating thereto, (x) fees and expenses of the Company’s counsel and its auditors, (xi) fees and expenses of legal counsel and any other professional advisor (subject, except with respect to legal counsel, to the approval of the Company, which shall not be unreasonably withheld) retained by the Underwriters, including reasonable out-of-pocket expenses, such as travel and related expenses, and travel and related expenses of the Representative in connection with the offering of the Notes and other out-of-pocket expenses, in the aggregate not to exceed $75,000 without the Company’s prior approval, and (xii) preparing and distributing bound volumes of transaction documents for the Underwriters and their legal counsel and the performance of the Company’s other obligations hereunder.

6.	Conditions of the Underwriters’ Obligations:

The obligations of the Underwriters hereunder to purchase Notes at the Closing Time or on each Option Closing Time, as applicable, are subject to the accuracy of the representations and warranties on the part of the Company and the Bank hereunder on the date hereof and at the Closing Time and on each Option Closing Time, as applicable, the performance by the Company of its covenants and other obligations hereunder and to the satisfaction of the following further conditions at the Closing Time or on each Option Closing Time, as applicable:

(a) The Company shall furnish to the Representative at the Closing Time and on each Option Closing Time an opinion of Stradley Ronon Stevens & Young, LLP, as counsel for the Company, addressed to the Representative and dated the Closing Time and each Option Closing Time, as applicable, in form and substance satisfactory to the Representative to the effect set forth substantially in Exhibit A hereto.

(b) The Representative shall have received letters addressed to the Representative and dated the date hereof and the Closing Time or the Option Closing Time, as the case may be, from the firm of ParenteBeard LLC, independent registered public accounting firm, in the forms heretofore approved by the Representative.

(c) The Representative shall have received at the Closing Time and on each Option Closing Time the favorable opinion of Jones Day, as counsel for the Representative, dated the Closing Time or such Option Closing Time, addressed to the Representative and in form and substance satisfactory to the Representative.

(d) The Registration Statement shall have become effective not later than 5:00 P.M., Eastern time, on the date of this Agreement, or such later time and date as the Representative shall approve and the Prospectus shall have been filed with the Commission pursuant to Rule 424(b) under the Securities Act within the applicable time period prescribed for such filing by the Securities Act.

(e) No amendment or supplement to the Registration Statement, the Prospectus or any document in the Time of Sale Information shall have been filed to which the Representative shall have objected in writing.

(f) Prior to the Closing Time and each Option Closing Time (i) no stop order suspending the effectiveness of the Registration Statement or any order preventing or suspending the use of the Prospectus or any document in the Time of Sale Information shall have been issued, and no proceedings for such purpose shall have been initiated or threatened, by the Commission, and no suspension of the qualification of the Notes for offering or sale in any jurisdiction, or the initiation or threatening of any proceedings for any of such purposes, has occurred;

(ii) all requests for additional information on the part of the Commission shall have been complied with to the reasonable satisfaction of the Representative; (iii) the Registration Statement shall not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and (iv) the Prospectus and the Time of Sale Information shall not contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(g) All filings with the Commission required by Rule 424 under the Securities Act to have been filed by the Closing Time shall have been made within the applicable time period prescribed for such filing by such Rule.

(h) Between the time of execution of this Agreement and the Closing Time or the relevant Option Closing Time there shall not have been any Material Adverse Change, and no transaction which is material and unfavorable to the Company shall have been entered into by the Company or any of its subsidiaries, in each case, which in the Representative’s sole judgment, makes it impracticable or inadvisable to proceed with the public offering of the Notes as contemplated by the Registration Statement.

(i) Between the time of execution of this Agreement and the Closing Time or the relevant Option Closing Time, as applicable, there shall not have occurred any downgrading, nor shall any notice have been given of any intended or potential downgrading or of any review for a possible change that does not indicate the direction of the possible change, in the rating accorded any securities or debt of the Company or any of its subsidiaries by any “nationally recognized statistical rating organization” as such term is defined for purposes of Rule 15c3-1(c)(2)(vi)(F) under the Exchange Act.

(j) At the Closing Time, or any Option Closing Time, as the case may be, the Global Notes shall be eligible for clearance, settlement, and trading in book-entry-only form through the facilities of the DTC.

(k) FINRA shall not have raised any objection with respect to the fairness and reasonableness of the underwriting terms and arrangements.

(l) The Company will, at the Closing Time and on each Option Closing Time, deliver to the Representative a certificate of the Company signed on its behalf by its Chief Executive Officer or Chief Financial Officer, to the effect that:

(i) the representations and warranties of the Company in this Agreement are true and correct, as if made on and as of the Closing Time or any Option Closing Time, as applicable, and the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the Closing Time or any Option Closing Time, as applicable;

(ii) no stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto has been issued and no proceedings for that purpose have been instituted or are pending or threatened under the Securities Act; and

(iii) subsequent to the respective dates as of which information is given in the Registration Statement, the Prospectus and the Time of Sale Information, there has not been (a) any Material Adverse Change, (b) any transaction that is material to the Company and its subsidiaries considered as one enterprise, except transactions entered into in the ordinary course of business, (c) any obligation, direct or contingent, that is material to the Company and its subsidiaries considered as one enterprise, incurred by the Company and its subsidiaries, except obligations incurred in the ordinary course of business, (d) any change in the capital stock or outstanding indebtedness of the Company and its subsidiaries that is material to the Company and its subsidiaries considered as one enterprise, (e) any dividend or distribution of any kind declared, paid or made on the capital stock of the Company and its subsidiaries, or (f) any loss or damage (whether or not insured) to the property of the Company and its subsidiaries that has been sustained or will have been sustained that has a Material Adverse Effect.

(m) The Company shall have furnished to the Representative such other documents and certificates as to the accuracy and completeness of any statement in the Registration Statement, the Prospectus and the Time of Sale Information, the representations, warranties and statements of the Company contained herein, and the performance by the Company of its covenants contained herein, and the fulfillment of any conditions contained herein, as of the Closing Time or any Option Closing Time, as the Representative may reasonably request.

7.	Termination:

The obligations of the several Underwriters hereunder shall be subject to termination in the absolute discretion of the Representative, at any time prior to the Closing Time or any Option Closing Time, (i) if any of the conditions specified in Section 6 of this Agreement shall not have been fulfilled when and as required by this Agreement to be fulfilled, or (ii) if there has been since the respective dates as of which information is given in the Registration Statement, the Prospectus or the Time of Sale Information, any Material Adverse Change, or any development involving a prospective Material Adverse Change, or (iii) if there has occurred any outbreak or escalation of hostilities or other national or international calamity or crisis or change in economic, political or other conditions, the effect of which on the United States or international financial markets is such as to make it, in the judgment of the Representative, impracticable to market the Notes or enforce contracts for the sale of the Notes, or (iv) if trading in any securities of the Company has been suspended by the Commission or by Nasdaq, or if trading generally on The New York Stock Exchange or Nasdaq has been suspended (including an automatic halt in trading pursuant to market-decline triggers, other than those in which solely program trading is temporarily halted), or limitations on prices for trading (other than limitations on hours or numbers of days of trading) have been fixed, or maximum ranges for prices for securities have been required, by such exchange or FINRA or by order of the Commission or any other governmental authority, or (v) if there has been any downgrade in the rating of any of the Company’s debt securities or preferred stock by any “nationally recognized statistical rating organization” (as defined for purposes of Rule 15c3-1(c)(2)(vi)(F) under the Exchange Act), or (vi) any federal, state, local or foreign Law, including any order, decree, directive or enforcement action or decrease in CRA or other rating of any court or other Governmental Authority has been enacted, published, decreed or otherwise promulgated which, in the reasonable opinion of the Representative, materially adversely affects or will materially adversely affect the business or operations of the Company, or (vii) any action has been taken by any federal, state, local or foreign Governmental Authority in respect of its monetary or fiscal affairs which, in the reasonable opinion of the Representative, could reasonably be expected to have a material adverse effect on the securities markets in the United States.

If the Representative elects to terminate this Agreement as provided in this Section 7, the Company shall be notified promptly by telephone, promptly confirmed by facsimile.

If the sale to the Underwriters of the Notes, as contemplated by this Agreement, is not carried out by the Underwriters for any reason permitted under this Agreement or if such sale is not carried out because the Company shall be unable to comply in all material respects with any of the terms of this Agreement, the Company shall not be under any obligation or liability under this Agreement (except to the extent provided in Section 5 and Section 9 hereof) and the Underwriters shall be under no obligation or liability to the Company under this Agreement (except to the extent provided in Section 9 hereof) or to one another hereunder.

8.	Increase in Underwriters’ Commitments:

If any Underwriter shall default at the Closing Time or on any Option Closing Time in its obligation to take up and pay for the Notes to be purchased by it under this Agreement on such date, the Representative shall have the right, within 36 hours after such default, to make arrangements for one or more of the non-defaulting Underwriters, or any other underwriters, to purchase all, but not less than all, of the Notes which such Underwriter shall have agreed but failed to take up and pay for (the “Defaulted Notes”). Absent the completion of such arrangements within such 36-hour period, (i) if the total number of Defaulted Notes does not exceed 10% of the total number of Notes to be purchased on such date, each non-defaulting Underwriter shall take up and pay for (in addition to the number of Notes which it is otherwise obligated to purchase on such date pursuant to this Agreement) the portion of the total number of Notes agreed to be purchased by the defaulting Underwriter on such date in the proportion that its underwriting obligations hereunder bears to the underwriting obligations of all non-defaulting Underwriters; and (ii) if the total number of Defaulted Notes exceeds 10% of such total, the Representative may terminate this Agreement by notice to the Company, without liability of any party to any other party except that the provisions of Sections 5 and 9 hereof shall at all times be effective and shall survive such termination.

Without relieving any defaulting Underwriter from its obligations hereunder, the Company agrees with the non-defaulting Underwriters that it will not sell any Notes hereunder on such date unless all of the Notes to be purchased on such date are purchased on such date by the Underwriters (or by substituted Underwriters selected by the Representative with the approval of the Company or selected by the Company with the approval of the Representative).

If a new Underwriter or Underwriters are substituted for a defaulting Underwriter in accordance with the foregoing provision, the Company or the non-defaulting Underwriters shall have the right to postpone the Closing Time or the relevant Option Closing Time for a period not exceeding five business days in order that any necessary changes in the Registration Statement and Prospectus and other documents may be effected.

The term “Underwriter” as used in this Agreement shall refer to and include any Underwriter substituted under this Section 8 with the same effect as if such substituted Underwriter had originally been named in this Agreement.

9.	Indemnity and Contribution by the Company and the Underwriters:

(a) The Company agrees to indemnify, defend and hold harmless each Underwriter and any person who controls any Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, and the respective directors, officers, employees and agents of each Underwriter from and against any loss, expense, liability, damage or claim (including the reasonable cost of investigation) which, jointly or severally, any such Underwriter or controlling person may incur under the Securities Act, the Exchange Act or otherwise, insofar as such loss, expense, liability, damage or claim arises out of or is based upon (A) any breach of any representation, warranty or covenant of the Company or the Bank contained herein, (B) any failure on the part of the Company to comply with any applicable law, rule or regulation relating to the offering of securities being made pursuant to the Prospectus, (C) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment or part thereof), any Issuer Free Writing Prospectus that the Company has filed or was required to file with the Commission, or the Prospectus (the term Prospectus for the purpose of this Section 9 being deemed to include any Preliminary Prospectus, the Prospectus and the Prospectus as amended or supplemented by the Company), (D) any application or other document, or any amendment or supplement thereto, executed by the Company or based upon written information furnished by or on behalf of the Company filed in any jurisdiction (domestic or foreign) in order to qualify the Notes under the securities or blue sky laws thereof or filed with the Commission or any securities association or securities exchange (each an “Application”), (E) any omission or alleged omission to state a material fact required to be stated in any such Registration Statement, or necessary to make the statements made therein not misleading, (F) any omission or alleged omission from any such Issuer Free Writing Prospectus, Prospectus or any Application of a material fact necessary to make the statements made therein, in the light of the circumstances under which they were made, not misleading, (G) any untrue statement or alleged untrue statement of any material fact contained in or any road show as defined under Rule 433 of the Securities Act, including slides used in connection therewith or (H) any omission or alleged omission to state a material fact required to be stated in any such road show as defined under Rule 433 of the Securities Act, including slides used in connection therewith, or necessary to make the statements made therein not misleading; except insofar as any such loss, expense, liability, damage or claim arises out of or is based upon any untrue statement or alleged untrue statement or omission or alleged omission of a material fact contained in and in conformity with information furnished in writing by the Underwriters through the Representative to the Company expressly for use in such Registration Statement, Prospectus or Application (that information being limited to that described in the last sentence of the first paragraph of Section 9(b) hereof). The indemnity agreement set forth in this Section 9(a) shall be in addition to any liability which the Company may otherwise have.

If any action is brought against an Underwriter or controlling person in respect of which indemnity may be sought against the Company pursuant to this subsection (a), such Underwriter shall promptly notify the Company in writing of the institution of such action, and the Company shall assume the defense of such action, including the employment of counsel and payment of expenses; provided, however, that any failure or delay to so notify the Company will not relieve the Company of any obligation hereunder, except to the extent that its ability to defend is actually impaired by such failure or delay. Such Underwriter or controlling person shall have the right to employ its or their own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of such Underwriter or such controlling person unless the employment of such counsel shall have been authorized in writing by the Company in connection with the defense of such action, or the Company shall not have employed counsel to have charge of the defense of such action within a reasonable time after delivery of written notice of such action or such indemnified party or parties shall have reasonably concluded (based on the advice of counsel) that there may be defenses available to it or them that are different from or additional to those available to the Company (in which case the Company shall not have the right to direct the defense of such action on behalf of the indemnified party or parties), in any of which events such fees and expenses shall be borne by the Company and paid as incurred (it being understood, however, that the Company shall not be liable for the expenses of more than one separate firm of attorneys for the Underwriters or controlling persons in any one action or series of related actions in the same jurisdiction (other than local counsel in any such jurisdiction) representing the indemnified parties who are parties to such action). Anything in this paragraph to the contrary notwithstanding, the Company shall not be liable for any settlement of any such claim or action effected without its consent.

(b) Each Underwriter agrees, severally and not jointly, to indemnify, defend and hold harmless the Company, the Company’s directors, the Company’s officers that signed the Registration Statement, and any person who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any loss, expense, liability, damage or claim (including the reasonable cost of investigation) that the Company or any such person may incur under the Securities Act, the Exchange Act or otherwise, insofar as such loss, expense, liability, damage or claim arises out of or is based upon (A) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment or part thereof), any Issuer Free Writing Prospectus that the Company has filed or was required to file with the Commission, or the Prospectus, or any Application, (B) any omission or alleged omission to state a material fact required to be stated in any such Registration Statement, or necessary to make the statements made therein not misleading, or (C) any omission or alleged omission from any such Issuer Free Writing Prospectus, Prospectus or any Application of a material fact necessary to make the statements made therein, in the light of the circumstances under which they were made, not misleading, but in the case of clause (A), (B) or (C) only insofar as such untrue statement or alleged untrue statement or omission or alleged omission was made in such Registration Statement, Issuer Free Writing Prospectus, Prospectus or Application in reliance upon and in conformity with information furnished in writing by the Underwriters through the Representative to the Company expressly for use therein. The statements in the fourth, eleventh and sixteenth paragraphs under the caption “Underwriting” in the Preliminary Prospectus and the Prospectus constitute the only information furnished by or on behalf of any Underwriter through the Representative to the Company for purposes of Section 3(b), Section 3(c) and Section 3(d) and this Section 9.

If any action is brought against the Company or any such person in respect of which indemnity may be sought against any Underwriter pursuant to the foregoing paragraph, the Company or such person shall promptly notify the Representative in writing of the institution of such action and the Representative, on behalf of the Underwriters shall assume the defense of such action, including the employment of counsel and payment of expenses. The Company or such person shall have the right to employ its own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of the Company or such person unless the employment of such counsel shall have been authorized in writing by the Representative in connection with the defense of such action or the Representative shall not have employed counsel to have charge of the defense of such action within a reasonable time or such indemnified party or parties shall have reasonably concluded (based on the advice of counsel) that there may be defenses available to it or them that are different from or additional to those available to the Underwriters (in which case the Representative shall not have the right to direct the defense of such action on behalf of the indemnified party or parties), in any of which events such fees and expenses shall be borne by such Underwriter and paid as incurred (it being understood, however, that the Underwriters shall not be liable for the expenses of more than one separate firm of attorneys in any one action or series of related actions in the same jurisdiction (other than local counsel in any such jurisdiction) representing the indemnified parties who are parties to such action). Anything in this paragraph to the contrary notwithstanding, no Underwriter shall not be liable for any settlement of any such claim or action effected without the prior written consent of the Representative.

(c) If the indemnification provided for in this Section 9 is unavailable or insufficient to hold harmless an indemnified party under subsections (a) and (b) of this Section 9 in respect of any losses, expenses, liabilities, damages or claims referred to therein, then each applicable indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, expenses, liabilities, damages or claims (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Underwriters from the offering of the Notes or (ii) if (but only if) the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and of the Underwriters in connection with the statements or omissions that resulted in such losses, expenses, liabilities, damages or claims, as well as any other relevant equitable considerations. The relative benefits received by the Company and the Underwriters shall be deemed to be in the same proportion as the total proceeds from the offering (net of underwriting discounts and commissions but before deducting expenses) received by the Company bear to the underwriting discounts and commissions received by the Underwriters. The relative fault of the Company and of the Underwriters shall be determined by reference to, among other things, whether the untrue statement or alleged untrue statement of a material fact or omission or alleged omission relates to information supplied by the Company or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid or payable by a party as a result of the losses, claims, damages and liabilities referred to above shall be deemed to include any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any claim or action.

(d) The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 9 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in subsection (c)(i) and, if applicable, (c)(ii), above. Notwithstanding the provisions of this Section 9, such Underwriter shall not be required to contribute any amount in excess of the underwriting discounts and commissions applicable to the Notes purchased by such Underwriter. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

10.	Survival:

The indemnity and contribution agreements contained in Section 9 and the covenants, warranties and representations of the Company and the Bank contained in Sections 3, 4 and 5, as applicable, of this Agreement shall remain in full force and effect regardless of any investigation made by or on behalf of each Underwriter, or any person who controls each Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, and the respective directors, officers, employees and agents of each Underwriter or by or on behalf of the Company, its directors and officers, or any person who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, and shall survive any termination of this Agreement or the sale and delivery of the Notes. The Company and each Underwriter agree promptly to notify the others of the commencement of any litigation or proceeding against it and, in the case of the Company, against any of the Company’s officers and directors, in connection with the sale and delivery of the Notes, or in connection with the Registration Statement or Prospectus.

11.	Duties:

Nothing in this Agreement shall be deemed to create a partnership, joint venture or agency relationship between the parties. The Underwriters undertake to perform such duties and obligations only as expressly set forth herein. Such duties and obligations of the Underwriters with respect to the Notes shall be determined solely by the express provisions of this Agreement, and the Underwriters shall not be liable except for the performance of such duties and obligations with respect to the Notes as are specifically set forth in this Agreement. The Company acknowledges and agrees that: (i) the purchase and sale of the Notes pursuant to this Agreement, including the determination of the public offering price of the Notes and any related discounts and commissions, is an arm’s-length commercial transaction between the Company, on the one hand, and the Underwriters, on the other hand, and the Company is capable of evaluating and understanding and understands and accepts the terms, risks and conditions of the transactions contemplated by this Agreement; (ii) in connection with each transaction contemplated hereby and the process leading to such transaction each Underwriter is and has been acting solely as a principal and is not the financial advisor, agent or fiduciary of the Company or its affiliates, shareholders, creditors or employees or any other party; (iii) no Underwriter has assumed or will assume an advisory, agency or fiduciary responsibility in favor of the Company with respect to any of the transactions contemplated hereby or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Company on other matters); and (iv) the several Underwriters and their respective affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Company and that the several Underwriters have no obligation to disclose any of such interests. The Company acknowledges that the Underwriters disclaim any implied duties (including any fiduciary duty), covenants or obligations arising from the Underwriters’ performance of the duties and obligations expressly set forth herein and that the Company and the Bank are responsible for making for their own judgments with respect to the offering and sale of the Notes. Each of the Company and the Bank hereby waive and release, to the fullest extent permitted by law, and shall not assert any claims that the Company or the Bank may have against the several Underwriters with respect to any breach or alleged breach of agency, or fiduciary or similar duty.

12.	Notices:

Except as otherwise specifically provided herein, all statements, requests, notices and advices hereunder shall be in writing, or by telephone if promptly confirmed in writing, and shall be sufficient in all respects if delivered in person or sent by facsimile transmission (confirmed in writing), electronic mail or registered mail to the Underwriters, shall be sufficient in all respects if delivered to Janney Montgomery Scott LLC, 1717 Arch Street Philadelphia, Pennsylvania 19103, Attention: Investment Banking, Financial Institutions Group and to the Company and the Bank at 1015 Penn Avenue, Suite 103, Wyomissing, Pennsylvania 19610, Attention: Jay S. Sidhu, Facsimile No. (610) 374-5160 and email address jsidhu@customersbank.com.

13.	Governing Law; Headings:

This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York applicable to agreements made and to be performed in such state. Any legal suit, action or proceeding arising out of or based upon this Agreement or the transactions contemplated hereby may be instituted in the federal courts of the United States of America located in the Borough of Manhattan in the City of New York or the courts of the State of New York in each case located in the Borough of Manhattan in the City of New York (collectively, the “Specified Courts”), and each party irrevocably submits to the exclusive jurisdiction (except for proceedings instituted in regard to the enforcement of a judgment of any such court, as to which such jurisdiction is non-exclusive) of such courts in any such suit, action or proceeding. Service of any process, summons, notice or document by mail to such party’s address set forth above shall be effective service of process for any suit, action or other proceeding brought in any such court. The parties irrevocably and unconditionally waive any objection to the laying of venue of any suit, action or other proceeding in the Specified Courts and irrevocably and unconditionally waive and agree not to plead or claim in any such court that any such suit, action or other proceeding brought in any such court has been brought in an inconvenient forum.

14.	Miscellaneous:

(a) Severability. The invalidity or unenforceability of any Section, paragraph, or provision of this Agreement shall not affect the validity or enforceability of any other Section, paragraph, or provision hereof.

(b) Counterparts. This Agreement may be signed in counterparts (which may include counterparts delivered by facsimile or electronic means and which facsimile or electronic signature shall have the same force and effect as manually signed originals. Each counterpart, when executed and delivered, shall be an original and all of which together shall constitute one and the same instrument.

(c) Amendments or Waivers. No amendment or waiver of any provision of this Agreement, nor any consent or approval to any departure therefrom, shall in any event be effective, unless it is in writing and signed by the parties hereto.

(d) Headings and Sections. The headings, including the section headings in this Agreement have been inserted as a matter of convenience of reference and are not a part of this Agreement.

(e) Binding Effect. This Agreement shall be binding upon, and inure to the benefit of, the Underwriters and the Company and, to the extent provided in Section 9 hereof, shall inure to the benefit of the officers, directors, agents and controlling persons of the Company and Underwriters, and their respective successors and assigns, heirs, executors, administrators and personal and legal representatives. No other person shall have any right under or by virtue of this Agreement, whether as a third party beneficiary or otherwise. No purchaser of any Notes from any Underwriter shall be deemed a successor or assign by reason merely of such purchase.

(f) As used herein, the singular shall include the plural and vice versa, and the words “include,” “included” and “including” shall be deemed to be followed by the words “without limitation.”

[Remainder of Page Intentionally Left Blank]

If the foregoing correctly sets forth the understanding among the Company, the Bank and the Underwriters, please so indicate in the space provided below for the purpose, whereupon this Agreement shall constitute a binding agreement among the Company, the Bank and the Underwriters.

Very truly yours,

CUSTOMERS BANCORP, INC.

By:	/s/ Jay S. Sidhu
Name: Jay S. Sidhu
Title: Chairman and CEO

CUSTOMERS BANK

By:	/s/ Jay S. Sidhu
Name: Jay S. Sidhu Title: Chairman and CEO

Accepted and agreed to as

of the date first above written:

JANNEY MONTGOMERY SCOTT LLC as representative of the several Underwriters

By:	/s/ Kevin Reed
Name: Kevin Reed Title: Managing Director

[Signature Page to the Underwriting Agreement]

SCHEDULE I

Underwriter	Number of Initial Notes to be Purchased
Janney Montgomery Scott LLC	27,250,000
Boenning & Scattergood, Inc.	25,000,000
MLV & Co. LLC	2,750,000

Total	$55,000,000

I-1

SCHEDULE II

Pricing Supplement

Final Term Sheet relating to the Notes filed with the Commission pursuant to Rule 433 under the 1933 Act.

II-1

SCHEDULE III

None.

III-1